Exhibit 99.1

Cintas Corporation Completes Acquisition of G&K Services, Inc.

CINCINNATI, March 21, 2017 — Cintas Corporation (Nasdaq: CTAS) announced today that it completed the previously announced acquisition of G&K Services, Inc. (“G&K Services”) for approximately $2.2 billion, including acquired net debt. G&K Services shareholders previously voted to approve the transaction at G&K Services’ annual meeting of shareholders held on November 15, 2016. On March 17, 2017, Cintas reported that it had received all necessary regulatory consents related to this acquisition with no divestiture requirements.

The combined company is expected to have annual revenues in excess of $6 billion and will serve over one million business customers. Scott D. Farmer, Cintas Chief Executive Officer, stated, “We are very pleased to complete this transaction, and we welcome all G&K Services customers and employees into Cintas. We look forward to an exciting future together.”

The combination of Cintas and G&K Services is an important investment that we expect will improve our service capabilities for the benefit of our customers, provide more opportunities for Cintas and former G&K Services employees, whom we call partners, and will contribute to continued growth in revenue and earnings per share. Cintas anticipates realizing annual synergies in the range of $130 million to $140 million. These synergies are expected to be realized in their entirety in the fourth full year after closing.

About Cintas:

Cintas Corporation helps more than one million businesses of all types and sizes get READY™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K Services transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K Services; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2016 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

J. Michael Hansen, Senior Vice President-Finance and Chief Financial Officer – 513-701-2079

Paul F. Adler, Vice President and Treasurer – 513-573-4195